Exhibit (c)(18)

CONFIDENTIAL – FOR DISCUSSION PURPOSES ONLY
Goldman Sachs
INVESTMENT BANKING DIVISION
Project Baseball Preliminary Discussion Materials
January 5, 2017
Goldman Sachs does not provide accounting, tax, or legal advice. Notwithstanding anything in this document to the contrary, and except as required to enable compliance with applicable securities law, you (and each of your employees, representatives, and other agents) may disclose to any and all persons the US federal income and state tax treatment and tax structure of the transaction and all materials of any kind (including tax opinions and other tax analyses) that are provided to you relating to such tax treatment and tax structure, without Goldman Sachs imposing any limitation of any kind.

CONFIDENTIAL – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

# Overview of Key Accretion / Dilution Modeling Assumptions

INVESTMENT BANKING DIVISION

| | Financing Costs | Estimated Synergies | Tax Implications | Base Royals Financial Forecast | "Year 3" Estimated EPS Accretion[8] |
|---|---|---|---|---|---|
| **Royals Case[1]** | ~2.75 % blended interest rate<br><br>$5bn of existing debt refinanced | $500mm[4] run-rate **achieved in 2018** | **Total of ~$600 - $800mm:**<br><br>~$100mm on dividends and share repurchases[5]<br><br>~$500 - $700mm from intercompany debt, guarantee fee and overhead allocations | In-line to slightly above Wall Street Consensus Estimates | ~14% |
| **Braves Case[2]** | $20bn of debt in U.S. at 4.18% interest rate<br><br>$5bn of debt in U.K. at 1.80% interest rate<br><br>No refinancing | $500mm[6] run-rate **achieved in 2019** | **Total of ~$135mm:**<br><br>$80mm tax savings on dividend[6]<br><br>~$55mm in tax savings from overhead allocations and guarantee fee[7] | Slightly below Wall Street Consensus Estimates | ~6% |
| **Consensus Research Analyst Perspectives[3]** | ~3.0 % interest rate | $400mm | None | Reflects Wall Street Consensus Estimates | ~6% |

*[1] Projections from Royals Management team ("Royals Management").*
*[2] Based on specific assumptions communicated by Braves Management team ("Braves Management").*
*[3] Represents consensus analyst estimates as detailed in Appendix.*
*[4] Represents midpoint of estimated range of ~$400-$600mm in operational and financial savings per Royals Management.*
*[5] Amount based on 2017 projections and estimated tax rate of 6%, and will increase over time as Royals dividends and share repurchases increase, all per Royals Management.*
*[6] Braves presented $400 - 580mm of total synergies. Assumed to represent operational synergies, $80mm of tax savings on Royals dividend and other tax savings from overhead migration, all per Royals Management.*
*[7] Per Braves Management, assumes guarantee fee of 0.75% on the $20bn of U.S. debt which serves as a tax shield in U.S., partially offset by U.K. taxes paid on guarantee fee income.*
*[8] Calculated assuming 0.5105 exchange ratio.*

2

CONFIDENTIAL – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

# Summary of Various Accretion / Dilution Modeling

INVESTMENT BANKING DIVISION

## Bridges Based on Royals Management Plan | 0.5105 Exchange Ratio

### "Year 2" 2018 EPS Accretion Estimates – Braves Includes 50% of Total Synergies


EPS Accretion would be reduced to ~4% based on Braves' operational estimates for Royals
6.3 %
1.8 %
8.1 %
(1.9)%
(0.7)%
(2.1)%
1.6 %
5.0 %
1.9 %
2.3 %
5.0 %
14.2 %
Accretion Estimate Presented on 20-Dec
Updated Assumptions (Consensus, FX + Other)
Updated Accretion Estimate Presented to Braves
Synergy Phasing
Financing Assumptions
Tax Implications
FX & Other Impacts¹
Current Braves Case
Synergy Phasing
Financing Assumptions
Tax Implications
Royals Case

### "Year 3" 2019 EPS Accretion Estimates – Includes Full Run Rate Synergies


EPS Accretion would be reduced to ~6% based on Braves' operational estimates for Royals
6.3 %
2.9 %
9.2 %
(0.7)%
(2.1)%
1.0 %
7.3 %
2.2 %
4.8 %
14.4 %
Accretion Estimate Presented on 20-Dec
Updated Assumptions (Consensus, FX + Other)
Updated Accretion Estimate Presented to Braves
Financing Assumptions
Tax Implications
FX & Other Impacts¹
Current Braves Case
Financing Assumptions
Tax Implications
Royals Case

*Source: Royals Management Projections*

*¹ Includes additional debt repayment, improvement in purchase accounting costs.*

3

CONFIDENTIAL – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

INVESTMENT BANKING DIVISION

# Impact of Revised Proposals on EPS

## Assumptions per Braves' Perspective

| | Braves 20-Oct Proposal | Braves 5-Dec Proposal | Braves 20-Dec Proposal | Royals 21-Dec Proposal | |
|---|---|---|---|---|---|
| **Value at Offer[1]** | **$ 56.50** | **$ 56.60** | **$ 58.30** | **$ 59.69** | |
| **% Change vs. Initial** | | **0.2 %** | **3.2 %** | **5.6 %** | |
| **Cash / Share** | **$ 24.13** | **$ 29.44** | **$ 29.44** | **$ 29.44** | |
| **Exchange Ratio** | **0.5502 x** | **0.4923 x** | **0.5105 x** | **0.5350 x** | |
| *Shares Issued* | *456* | *408* | *423* | *444* | |
| **2019 Interest Impact[2]** | **$(478)** | **$(624)** | **$(624)** | **$(624)** | |
| **2019 Guarantee Fee[3]** | **$ 26** | **$ 42** | **$ 42** | **$ 42** | |
| **2019 Net Income** | **$ 9,858** | **$ 9,729** | **$ 9,729** | **$ 9,729** | |
| **Incremental Impact** | | **Change vs. Prior** | **Change vs. Prior** | **Change vs. Prior** | **Change vs. Initial Offer** |
| **Post-Tax Financing Impact[4]** | **$(452)** | **$(130)** | **$ 0** | **$ 0** | **$(130)** |
| *EPS Impact* | | *$(0.06)* | *$ 0.00* | *$ 0.00* | *$(0.06)* |
| **Shares Issued** | **456** | **(48)** | **15** | **20** | **(13)** |
| *EPS Impact* | | *$ 0.09* | *$(0.03)* | *$(0.04)* | *$ 0.02* |
| **2019 EPS** | **$ 4.24** | **$ 4.27** | **$ 4.24** | **$ 4.21** | **$(0.03)** |
| **2019 Accretion** | **7.2 %** | **8.0 %** | **7.3 %** | **6.4 %** | **(0.8)%** |

*Source: Royals Management*

*Note: Assumes USD/GBP FX rate of 1.2325x, as of 04-Jan-2017.*

*[1] Calculated using stated cash / share and exchange ratio at date of offer, GBP / USD of 1.2250x (20-Oct), 1.2703x (5-Dec), 1.2421x (20-Dec) and 1.2421x (20-Dec) respectively and Braves share price of £48.03 (20-Oct), £43.43 (5-Dec), £45.52 (20-Dec) and £45.52 (20-Dec) respectively.*

*[2] Assumes 3.68% interest rate on US debt and 1.3% interest on UK debt as of 20-Oct proposal, 4.18% interest rate on US debt and 1.8% interest on UK debt on subsequent proposals, all per Braves Management.*

*[3] Assumes 0.75% guarantee fee is taxable in UK at Braves tax rate of 23%, partially offset by interest expense on UK debt, all per Braves Management.*

*[4] Net impact of incremental interest and incremental tax benefit of guarantee fee.*

4

CONFIDENTIAL – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

# Sensitivity of Exchange Ratios Based on Current Proposal

INVESTMENT BANKING DIVISION

| Exchange Ratio | Current Offer 0.5105 x | 0.5150 x | 0.5200 x | Midpoint 0.5228 x | 0.5250 x | 0.5300 x | 0.5350 x |
|---|---|---|---|---|---|---|---|
| October 20 | $ 59.48 | $ 59.74 | $ 60.04 | $ 60.20 | $ 60.33 | $ 60.62 | $ 60.92 |
| December 5 | $ 57.60 | $ 57.85 | $ 58.13 | $ 58.28 | $ 58.40 | $ 58.68 | $ 58.96 |
| December 19 | $ 58.30 | $ 58.56 | $ 58.84 | $ 58.99 | $ 59.12 | $ 59.40 | $ 59.69 |
| January 4 | $ 58.33 | $ 58.58 | $ 58.87 | $ 59.02 | $ 59.15 | $ 59.43 | $ 59.72 |
| ***Nominal Increase From Initial Offer (vs. $56.50 initial offer quoted value)[1]*** | | | | | | | |
| ***$ / Share*** | **$ 1.83** | **$ 2.08** | **$ 2.37** | **$ 2.52** | **$ 2.65** | **$ 2.93** | **$ 3.22** |
| | *3.2 %* | *3.7 %* | *4.2 %* | *4.5 %* | *4.7 %* | *5.2 %* | *5.7 %* |
| ***Economic Increase From Initial Offer (Assuming no change in Braves reference price)[2]*** | | | | | | | |
| ***$ / Share*** | **$ 2.98** | **$ 3.24** | **$ 3.54** | **$ 3.70** | **$ 3.83** | **$ 4.12** | **$ 4.42** |
| | *5.3 %* | *5.7 %* | *6.3 %* | *6.5 %* | *6.8 %* | *7.3 %* | *7.8 %* |
| ***Current Offer Premium*** | | | | | | | |
| ***20-Oct-2016 Share Price*** | **23.7 %** | **24.2 %** | **24.8 %** | **25.1 %** | **25.4 %** | **26.0 %** | **26.6 %** |
| ***Altria Based HUSP*** | **12.7 %** | **13.2 %** | **13.8 %** | **14.1 %** | **14.3 %** | **14.8 %** | **15.4 %** |
| ***US Focused Consumer Staples HUSP[3]*** | **24.8 %** | **25.3 %** | **25.9 %** | **26.3 %** | **26.5 %** | **27.1 %** | **27.7 %** |
| ***S&P 500 HUSP*** | **16.6 %** | **17.1 %** | **17.7 %** | **18.0 %** | **18.3 %** | **18.8 %** | **19.4 %** |

*Note: Assumes USD / GBP exchange rate of 1.2250 x as of 20-Oct-16, 1.2703 x as of 05-Dec-16, 1.2421 x as of 19-Dec-16, per Braves offer letters and 1.2325 x as of 04-Jan-17.*
*Assumes 1,431mm diluted shares outstanding, net debt of $11,220mm as of 30-Sep-2016 balance sheet all per Royals Management.*
*Assumes Royals implied hypothetical undisturbed share price (HUSP) based off of Altria, US Focused Consumer Staples, and S&P 500 of $51.75, $46.75 and $50.05, respectively.*
*[1] Represents difference between initial offer value of $56.50 / share (comprised of $24.13 / share in cash and a 0.5502x exchange ratio) as of 20-Oct-16 and current offer of $29.44 / share in cash across exchange ratios priced as of 04-Jan-17.*
*[2] Represents difference between initial offer value of $56.50 / share (comprised of $24.13 / share in cash and a 0.5502x exchange ratio) as of 20-Oct-16 and current offer of $29.44 / share in cash across exchange ratios priced as of 20-Oct-16.*
*[3] US Focused Consumer Staples includes: CVS, TSN, WFM, HRL, SJM, SYY, DPS, CAG, CLX, CHD, HSY, CPB, MNST, WMT, COST, GIS, WBA, and K.*

5

CONFIDENTIAL – FOR DISCUSSION PURPOSES ONLY
Appendix

CONFIDENTIAL – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

# Selected Research Analyst Estimates for Accretion / Dilution

INVESTMENT BANKING DIVISION

| Tobacco Industry Analyst Estimates | 2018 Accretion / (Dilution) | Commentary |
|---|---|---|
| Cowen & Company | 8.5% | ■ Cowen expects 10.1% accretion if Braves were to refinance Royals debt<br>■ Cowen expects a price bump to $62 / share with implied accretion of 9.1% assuming Braves refinances debt<br>■ Assumed cost of debt: 3.0% |

| Braves Research Analyst Estimates | 2018 Accretion / (Dilution) | Commentary |
|---|---|---|
| Redburn | 8.0%[1] | ■ Redburn recognized potential tax savings, but did not include in their accretion estimates<br>■ Redburn believes there is "ample room for Braves to raise its offer and make a value accretive transaction" |
| BAML | 7.4%[1] | ■ BAML's Accretion estimates reflect run-rate synergies of $400mm (4.0% 2017E accretion pre-synergies)<br>■ Assumed cost of debt: 2.7% |
| Morgan Stanley | 6.6% | ■ Morgan Stanley assumes GBP 300 – 400mm of synergies |
| BNP | 6.0% - 7.0% | ■ BNP expects accretion falls by 100bps if offer has to be raised by 10% |
| Berenberg | 5.0%[1] | ■ Berenberg assumes full run-rate synergies of $400mm in 2017<br>■ Assumed cost of debt: 2.0% |
| Credit Suisse | Mid-single digits | ■ Credit Suisse assumed cost of debt: 3.0% |
| RBC | 4.7% | ■ RBC expects a 10% increase in offer would result in accretion of 3.8%<br>■ RBC assumes $400mm of synergies (fully run-rate by year 3) |
| JPM | 4.0%[1] | ■ JPM estimate Braves could pay up to $59 / share (without identifying incremental synergies)<br>■ Assumed cost of debt: 2.75% |
| Jefferies | 3.0%[1] | ■ Jefferies expects accretion to increase to 6% by 2021<br>■ Jefferies expects to see a price bump up to $60 (Year 1 accretion of 1%) |
| Barclays | 1.6% | ■ Barclays expects increased offer price to $59 implies 0.5% accretion<br>■ Assumed cost of debt: 3.0% |
| Citi | 1.3% | ■ Citi expects if deal moves up to 25% premium, accretion falls by 120bps<br>■ Assumed cost of debt: 3.8% |

*Source: Wall Street Research*

*[1] Accretion estimates for fiscal year 2017.*

Appendix 7

CONFIDENTIAL – FOR DISCUSSION PURPOSES ONLY
Goldman
Sachs
INVESTMENT BANKING DIVISION
Braves and Royals Forecast vs. Consensus Research Estimates
($ in millions, except per share data)
Consensus 2018 Braves Forecast 2018 Royals Forecast 2018 Braves Forecast vs Consensus Royals Forecast vs Consensus Braves Forecast vs Royals Forecast
Revenue $ 13,414 $ 13,512 $ 13,621 $ 98 $ 207 $(109)
Growth 3.1% 3.2% 4.7% 0.1% 1.6% (1.5)%
Gross Profit $8,349 $8,347 $8,458 $(2) $109 $(111)
Margin 62.2% 61.8% 62.1% (0.5)% (0.1)% (0.3)%
EBITDA $6,784 $6,694 $6,877 $(90) $93 $(183)
Margin 50.6% 49.5% 50.5% (1.0)% (0.1)% (0.9)%
Net Income $3,861 $3,793 $3,903 $(68) $42 $(110)
Growth 6.9% 5.8% 9.1% (1.1)% 2.2% (3.3)%
EPS $2.76 $2.70 $2.78 $(0.06) $0.02 $(0.08)
Growth 8.2% 6.5% 9.8% (1.7)% 1.6% (3.3)%
Source: Royals Management, Braves Management, IBES estimates as of 04-Jan-2017
Note: Braves forecast for Royals 2018 Net Income and EPS forecasts are the implied values from their 2018 operating income forecast adjusted for Royals management estimate of non-operating expenses and taxes in 2018 as these amounts were not specifically provided by Braves.
Appendix 8

CONFIDENTIAL – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

INVESTMENT BANKING DIVISION

# Overview of P&L Impact – Braves Case

## Based on 0.5105 Exchange Ratio

### ($/£ in millions, except per share data) | Assumes 30-Jun-2017 Transaction Close

| Braves Standalone | 2018 | 2019 |
|---|---|---|
| Braves Pre-Tax Income | £ 7,507 | £ 7,981 |
| Braves Taxes | £(1,732) | £(1,840) |
| *Tax Rate* | *23.1 %* | *23.0 %* |
| Minority Interest | £(190) | £(201) |
| **Braves Re-Stated Net Income (Royals Forecasts)[1]** | **£ 5,624** | **£ 5,998** |
| Less: Royals Net Income Contribution[2] | (1,229) | (1,309) |
| **Braves Net Income Ex Royals Contribution** | **£ 4,395** | **£ 4,689** |
| Shares Outstanding | 1,869 | 1,869 |
| **EPS Re-Stated Per Royals Forecasts (£)[1]** | **£ 3.01** | **£ 3.21** |
| *GBP / USD* | *1.2325 x* | *1.2325 x* |
| **EPS Re-Stated Per Royals Forecasts ($)[1]** | **$ 3.71** | **$ 3.96** |
| *Memo: 42% of Royals Net Income in GBP* | *£ 1,330* | *£ 1,416* |

| Royals Transaction | 2018 | 2019 |
|---|---|---|
| Royals Net Income | $ 3,903 | $ 4,155 |
| Interest Expense Savings On Royals Standalone[3] | 50 | 96 |
| Incremental Interest Expense Post - Tax[4] | (624) | (624) |
| Additional Interest Expense Savings From Transaction Cash Flows[5] | 2 | 3 |
| Operational & Financing Synergies Post - Tax[6] | 159 | 317 |
| IFRS Pension Adjustment Post - Tax | (120) | (120) |
| Purchase Accounting Debt Mark To Market Post - Tax | 81 | 65 |
| Other Tax Implications[8] | 57 | 57 |
| **Net Income Contribution** | **$ 3,508** | **$ 3,950** |
| *Memo: Royals Tax Rate* | *36.4 %* | *36.5 %* |
| *Memo: Braves Withholding Tax* | *$ 107* | *$ 114* |

| Shares Issued | |
|---|---|
| Royals Shares Purchased | 829 |
| Exchange Ratio | 0.5105 x |
| **Shares Issued** | **423** |
| Shares Outstanding | 1,869 |
| **PF Shares Outstanding** | **2,292** |

**Assumed no cash used to fund transaction and ~$3.0bn cash at transaction close**

| Pro Forma Consolidated | 2018 | 2019 |
|---|---|---|
| Braves Net Income ex. Royals | £ 4,395 | £ 4,689 |
| *Royals Net Income ($)* | *$ 3,508* | *$ 3,950* |
| Royals Net Income (£) | £ 2,846 | £ 3,205 |
| **PF Net Income (£)** | **£ 7,241** | **£ 7,894** |
| **PF Net Income ($)** | **$ 8,925** | **$ 9,729** |
| *PF Tax Rate* | *31.6 %* | *31.7 %* |
| Shares Outstanding[7] | 2,292 | 2,292 |
| **Pro Forma EPS (£)** | **£ 3.16** | **£ 3.44** |
| vs. Standalone (£) | £ 0.15 | £ 0.23 |
| **Pro Forma EPS ($)** | **$ 3.89** | **$ 4.24** |
| vs. Standalone ($) | $0.18 | $0.29 |
| *EPS Accretion* | *5.0 %* | *7.3 %* |

*Source: Royals Management, Braves Management, Wall Street Research*

*Note: Assumes IFRS Pension adjustment is tax effected at pro forma blended tax rate and analysis assumes USD/GBP FX rate of 1.2325x, as of 04-Jan-17. Royals operating projections are as per Royals Management and Braves operating projections are as per Braves Management. At USD / GBP FX rate of 1.24x accretion is 4.9% in 2018 and 7.2% in 2019.*

*[1] Restated to include Royals' forecasted net income, net of withholding tax and pension adjustments as provided by Braves Management.*

*[2] Reflects Braves equity income from Royals post withholding tax and pension adjustments as provided by Braves Management.*

*[3] Represents interest savings assuming all Royals cash flows used to reduce debt at 4.5% interest.*

*[4] Assumes $20bn is financed in U.S. at a 4.18% interest rate and is tax deductible at Royals stand-alone rate per Braves Management. Assumes incremental $5bn is financed in the U.K. at an interest rate of 1.8% and is tax deductible only to the extent there is a revenue offset from the guarantee fee (see footnote 8 below).*

*[5] Represents additional interest savings assuming incremental cash flows from the transaction are used to reduce debt at 4.5% interest, as per Braves Management.*

*[6] Assumes ramp of 50% of synergies in 2018 and full run rate synergies from 2019 on, as per Braves Management.*

*[7] Weighted average shares outstanding per Braves Management. As transaction assumed to close in Jun-2017, 2017 share count reflects 50% of shares issued in transaction.*

*[8] Includes tax implications of guarantee fee of 0.75% on transaction cash consideration (incremental expense in U.S. partially offset by income in the U.K.) and ~$15mm from allocation of overheads.*

Appendix 9

CONFIDENTIAL – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

# HUSPs Imply ~£0.70 – £1.10 of Technical Pressure on Braves' Share Price

INVESTMENT BANKING DIVISION

## Braves Hypothetical Undisturbed Share Prices Over Time

**The difference between Braves' actual price and Braves' hypothetical undisturbed share price (HUSP) is one measure of the impact of arb-driven short selling. HUSPs imply impact to be in the range of ~£0.70 - £1.10 per Braves share**


£ 50.00
£ 49.00
£ 48.00
£ 47.00
£ 46.00
£ 45.00
£ 44.00
£ 43.00
£ 42.00
20-Oct
26-Oct
1-Nov
7-Nov
11-Nov
17-Nov
23-Nov
30-Nov
6-Dec
12-Dec
16-Dec
22-Dec
29-Dec
Braves Actual
Braves HUSP (PM and MO)
Braves HUSP (PM and S&P 500)

| | Price | Δ from Actual |
|---|---|---|
| Braves Actual | £ 45.92 | - |
| Braves HUSP (PM and MO) | 47.02 | 1.11 |
| Braves HUSP (PM and S&P 500) | 46.57 | 0.66 |

*Source: Bloomberg, CapIQ; market data as of 4-Jan-17*

Appendix

10